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                                                                   EXHIBIT j(1)

                               CONSENT OF COUNSEL

                             AIM EQUITY FUNDS, INC.


     We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the Retail Classes of the series portfolios of AIM Equity Funds, Inc. (the "Fund") included in Post-Effective Amendment
No. 58 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469) and Amendment No. 58 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811- 1424) on
Form N-1A of the Fund.




                                      /s/ Ballard Spahr Andrews& Ingersoll, LLP
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 16, 1999